Exhibit 8.1

Yingli Green Energy Holding Company Limited

List of Subsidiaries

Name	Jurisdiction of Incorporation
Baoding Tianwei Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy (International) Holding Company Limited	British Virgin Islands
Yingli Green Energy (International) Hong Kong Company Limited	Hong Kong
Tibet Tianwei Yingli New Energy Resources Co., Ltd.	PRC
Yingli Energy (China) Co., Ltd.	PRC
Yingli Energy (Beijing) Co., Ltd.	PRC
Yingli Green Energy Capital Holding Hong Kong Company Limited	Hong Kong
Yingli Green Energy Americas, Inc.	USA
Yingli Green Energy Singapore Company PTE. Limited	Singapore
Yingli Green Energy Chile SpA	Chile
Yingli Green Energy Mexico SA DE CV	Mexico
Yingli Green Energy South East Europe GmbH	Europe
Yingli Green Energy Europe GmbH	Europe
Beijing Gelin Science and Electronic Technologies Co., Ltd.	PRC
Yingli Green Energy International Trading Ltd.	Hong Kong
Hainan Yingli New Energy Resources Co., Ltd.	PRC
Yingli Energy (Suzhou) Co., Ltd.	PRC
Lixian Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy Spain, S.L.U.	Spain
Yingli Green Energy Enerji Ürünleri San. ve Tic.Ltd.Şti.	Turkey
Tianjin Yingli New Energy Resources Co., Ltd.	PRC
Hengshui Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy Do Brazil S.A.	Brazil
Yingli Green Energy Luxembourg S.A.R.L.	Luxembourg
Yingli Green Energy Japan Co., Ltd.	Japan
Daqing Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy Australia Pty. Ltd.	Australia
Dafeng Xinghui New Energy Technology Co., Ltd.	PRC
Guangxi Yingli New Energy Resources Co., Ltd.	PRC
Yingli Green Energy North Africa SARL	Morocco
Yingli Energy (Shandong) Co., Ltd.	PRC
Dandong Yingli New Energy Resources Co., Ltd.	PRC
Fuxin Yingli Photovoltaic Power Development Co., Ltd.	PRC
Shenzhen Yingli New Energy Resources Co., Ltd.	PRC
Hutubi County Yingli Sunlight New Energy Resources Co., Ltd.	PRC
Yingli Green Energy South Africa	South Africa
Korla Yingli New Energy Resources Co., Ltd.	PRC
Lison Solar Co., Ltd.	Thailand
Sansha Yingli New Energy Resources Development Co., Ltd.	PRC
Inner Mongolia Nengjian Yingli New Energy Equipment Manufacture Co., Ltd.	PRC
Xinjiang Yingli New Energy Resources Development Co., Ltd.	PRC
Yingli (Beijing) Rongchuang Engineering & Research Incorporation Ltd	PRC
Shanghai Sailing Equity Fund Limited Partnership	PRC
Liaocheng Yingli New Energy Resources Development Co., Ltd.	PRC
Xichang Lignting Power Development Co., Ltd.	PRC
Liying (Shanghai) Wealth Investment Management Co Ltd	PRC
Laiwu Yingneng New Energy Resources Co., Ltd.	PRC
Beijing Huineng Energy Investment Management Co., Ltd.	PRC
Hangzhou Yinghui New Energy Co., Ltd.	PRC
Guangxi Yingli Yuansheng Construction Engineering Co., Ltd.	PRC
Liaocheng Lanchang New Energy Co., Ltd.	PRC
Shanghai Futan Investment Management Co., Ltd.	PRC
Weifang Lanchang New Energy Co., Ltd.	PRC
Beijing Xinhui Power Investment Co., Ltd.	PRC
Jinan Lanchang New Energy Co., Ltd.	PRC
Dezhou Lanchang New Energy Co., Ltd.	PRC
Yingli Green Energy Peru S.A.C.	Peru
Xi’an Yingli Leye Photovoltaic Technology Co., Ltd.	PRC
Guangzhou Xuri Energy Development Co., Ltd.	PRC
Chengdu Yaoneng Technology Co., Ltd.	PRC
Datong Lichuang New Energy Photovoltaic Power Development Co., Ltd.	PRC

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